Exhibit 23.2               Consent of Malone & Bailey, PLLC
                           Independent Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110309) and on Form S-3 (Nos. 333-109481, 333-106074, and 333-97913) of Eagle Broadband, Inc., of our report dated December 15, 2003, relating to he financial statements, which appear in this Annual Report on Form 10-K/A.

/s/ Malone & Bailey, PLLC
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Malone & Bailey, PLLC
Houston, Texas
May 3, 2004